UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2010

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Action with respect to Certain Compensatory Plans.

On March 17, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Corn Products International, Inc. (the “Company”) took certain actions relating to compensatory plans in which the Company’s “named executive officers” participate.   For purposes of this Report on Form 8-K such “named executive officers” consist of the Company’s principal executive officer, principal financial officer and the other executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K.

Performance Shares under Stock Incentive Plan

The Committee determined that the number of shares of Common Stock, if any, that recipients of Performance Shares awarded January 26, 2010 to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan will receive in relation to such awards will be based solely upon the extent to which the Company attains the three-year relative total shareholder return goal set by the Committee January 26, 2010.  The Performance Shares may be settled only in shares of the Company’s common stock (“Common Stock”) and the number of shares of Common Stock, if any that recipients of Performance Shares will receive can vary from no shares to 200% of the number of shares awarded.  The Committee eliminated the cost of capital goal that it had established January 26, 2010.

A form of the Performance Share Award Agreement used to document Performance Share awards made to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1         Form of Performance Share Award Agreement for use in connection with awards under the Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: March 22, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1         Form of Performance Share Award Agreement for use in connection with awards under the Stock Incentive Plan.